                                                                     EXHIBIT 1.1



                             R&B FALCON CORPORATION

                                  COMMON STOCK


                                   ----------

                             UNDERWRITING AGREEMENT





Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004


Ladies and Gentlemen:
         R&B Falcon Corporation, a Delaware corporation (the "Issuer"), proposes, subject to the terms and conditions stated herein, to issue and sell to you an aggregate of 16.3 million shares (the "Shares") of common stock ("Stock") of the Issuer. The net proceeds from such sale are intended to be used by the Issuer to purchase or redeem outstanding shares of 13 7/8% Senior Cumulative Redeemable Preferred Stock of the Issuer, as contemplated by the Agreement and Plan of Merger, dated as of August 19, 2000, among Transocean Sedco Forex Inc., a Cayman Islands company ("Transocean"), Transocean Holdings Inc., TSF Delaware Inc. and the Issuer (the "Merger Agreement").

         1. The Issuer represents and warrants to, and agrees with, you that:

         (a) A registration statement on Form S-3 (File No. 333-39500) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (A) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective and (B) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement


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became effective, each as amended at the time such part of the Initial
Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Issuer filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement;

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by you expressly for use therein;

         (c) The documents incorporated by reference in the Prospectus (including without limitation the registration statement filed by Transocean on Form S-4 (File No. 333-46374) (the "Transocean S-4") and the documents filed by Transocean and incorporated by reference in the Transocean S-4), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by you expressly for use therein;

         (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by you expressly for use therein;

         (e) Except as set forth in the Prospectus, the Issuer and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by



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reference in the Prospectus any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or otherwise, except as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any decrease in the capital stock or any material increase in the long-term debt of the Issuer or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole;

         (f) The Issuer and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Issuer and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole;

         (g) Each of the Issuer and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Issuer and its subsidiaries has full power and authority (corporate and other) to own its properties and conduct its business as presently conducted and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place in which the Issuer or such subsidiary owns or leases property or where the nature of its properties or the conduct of its business otherwise requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole;

         (h) The Issuer has the requisite corporate power and authority and has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Issuer;

         (i) The Issuer has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and for minority interest shares as set forth in the Prospectus) are owned directly or indirectly by the Issuer, free and clear of all liens, encumbrances, equities or claims;

         (j) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (k) The issue and sale of the Shares by the Issuer and the compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with, or result in the acceleration of any obligation under or in a breach of, or constitute a default under, any of the provisions of any indenture, agreement or undertaking to which the


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Issuer or any of its subsidiaries is a party or by which any of them is bound or to which any of their property or assets is subject, or of the Certificate of Incorporation or By-laws, as amended as of the date hereof, of the Issuer and do not and will not contravene any federal, state or local law, rule or regulation known to the Issuer (based upon the best knowledge of the Issuer after reasonable investigation), or any order applicable to the Issuer or any of its subsidiaries of any court or of any other governmental agency or instrumentality having jurisdiction over any of them or any of their property, except in each case other than with respect to such Certificate of Incorporation or Bylaws or any such law, rule, regulation or order, which conflict, breach or default or violation would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole, and would not, individually or in the aggregate, impair the Issuer's ability to perform its material obligations hereunder or have any material adverse effect upon the consummation of the transaction contemplated hereby;

         (l) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Issuer of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by you;

         (m) Neither the Issuer nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, taken as a whole;

         (n) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

         (o) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries is a party or of which any property of the Issuer or any of its subsidiaries is the subject which, if determined adversely the Issuer or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries; and, to the best of the Issuer's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (p) The Issuer is not, nor will be as a result of the offering and sale of the Shares, an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"), or controlled by an entity required to be registered under the Investment Company Act as an "investment company";

         (q) Each of Arthur Andersen LLP, who have certified certain financial statements of the Issuer and its subsidiaries included, to be included or incorporated by reference in the Prospectus, and Ernst & Young LLP and PricewaterhouseCoopers LLP, who have certified certain financial statements of Transocean and its subsidiaries incorporated by reference in the Prospectus, are independent public accountants as required by the Act; and


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         (r) Except as described in the Prospectus and except as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries: (A) neither the Issuer nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law, or any judicial or administrative interpretation thereof, including without limitation any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including without limitation ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (B) each of the Issuer and its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Issuer or any of its subsidiaries; and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or any governmental agency or instrumentality, against or affecting the Issuer or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         2. Subject to the terms and conditions herein set forth, the Issuer agrees to issue and sell to you, and you agree, to purchase from the Issuer, the Shares at a purchase price per share of $24.55.

         3. (a) The Shares to be purchased by you hereunder, in definitive form, and in such authorized denominations and registered in such names as you may request upon at least forty-eight hours' prior notice to the Issuer shall be delivered by or on behalf of the Issuer to you, through the facilities of the Depository Trust Company ("DTC"), for your account, against payment by or on behalf of you of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Issuer to you at least forty-eight hours in advance. The Issuer will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on October 31, 2000 or such other time and date as you and the Issuer may agree upon in writing. Such time and date are herein called the "Time of Delivery".

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Shares and any additional documents requested by you pursuant to
Section 6(l) hereof, will be delivered at the offices of the Issuer, 901 Threadneedle, Houston, Texas (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 P.M., Houston time, on the New York Business Day immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         4. The Issuer agrees with you:

               (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further


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         amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

               (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in connection therewith the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) As early as reasonably practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish you with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of six months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Shares at any time six months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

               (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Issuer and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Issuer, Rule 158);


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               (e) The Issuer hereby agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (X) the Shares to be sold hereunder, (Y) the issuance by the Company of shares of Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which you have been advised in writing or subsequently issued pursuant to any employee benefit plan existing as of the date hereof or (Z) transactions by any person other than the Company relating to shares of Stock or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, the Issuer agrees that, without your prior written consent, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Stock or any security convertible into or exercisable or exchangeable for Stock; provided, however, that notwithstanding the foregoing, the Issuer may within such time period:
         (i) issue additional shares of Stock in a private placement to any affiliate of the Issuer that is an "unrestricted subsidiary" of the Issuer under the indenture dated March 26, 1999 governing the Issuer's 12 1/4% Senior Notes due 2006 in order to use the cash proceeds from such private placement to pay tender offer consideration and fees and expenses in connection with the purchase of the Issuer's 13 7/8% Senior Cumulative Redeemable Preferred Stock (the "Preferred Stock"); (ii) issue additional shares of Stock in a public offering, the net profits of which shall be used to redeem up to 105,000 shares of Preferred Stock pursuant to the terms of the certificate of designation establishing the Preferred Stock, if the Issuer does not give notice of such redemption within 15 days of the Time of Delivery or such net proceeds are insufficient to exercise such redemption; or (iii) issue shares of Stock in connection with the transactions contemplated by, and in accordance with, the Merger Agreement;

               (f) Until the closing of the merger contemplated by the Merger Agreement, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Issuer and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Issuer and its subsidiaries for such quarter in reasonable detail;

               (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Issuer is listed;

               (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

               (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

               (k) If the Issuer elects to rely upon Rule 462(b), the Issuer shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Issuer shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

               (l) Upon your request, to furnish, or cause to be furnished, to you an electronic version of the Issuer's trademarks, servicemarks and corporate logo for use on the website, if any, operated by you for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         5. The Issuer covenants and agrees with you that the Issuer will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuer's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to you and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of your counsel in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of your counsel in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 10 hereof, you will pay all of your own costs and expenses, including the fees of your counsel, stock transfer taxes on resale of any of the Shares by you, and any advertising expenses connected with any offers you may make.

         6. Your obligations hereunder shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Issuer herein are, at and as of the Time of Delivery, true and correct, the condition that the Issuer shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; if the Issuer has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

               (b) Sullivan & Cromwell, your counsel, shall have furnished to you such written opinion and letter (drafts of such opinion and letter are attached as Annex II(a) hereto), dated the Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (iii), (vi),
         (vii) and (viii) of subsection (d) below, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Wayne K. Hillin, Senior Vice President and General Counsel of the Issuer, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) To the best of such counsel's knowledge and other
                    than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Issuer or any of its subsidiaries is a party or of which any property of the Issuer or any of its subsidiaries is the subject which, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                           (ii) Neither the Issuer nor any of its subsidiaries
                    is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                           (iii) The issue and sale of the Shares by the Issuer
                    and the compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with, or result in the acceleration of any obligation under or in a breach of, or constitute a default under, any of the provisions of (A) any material indenture, agreement or undertaking or (B) any other indenture, agreement or undertaking known to such counsel, in each case to which the Issuer or any of its subsidiaries is a party or by which any of them is bound or to which any of their property or assets is subject, or of the Certificate of Incorporation or By-laws, as amended as of the date hereof, of the Issuer and do not and will not contravene any federal, state or local law, rule or regulation known to such counsel (based upon the best knowledge of such counsel after reasonable investigation), or any order known to such counsel (based upon the best knowledge of such counsel after reasonable investigation) applicable to the Issuer or any of its subsidiaries of any court or of any other governmental agency or instrumentality having jurisdiction over any of them or any of their property;

                           (iv) The documents incorporated by reference in the
                    Prospectus (other than the Transocean S-4 and the documents filed by Transocean and incorporated by reference in the Transocean S-4, and the financial statements and related schedules in any such documents, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that, except with respect to the Transocean Information, any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                           (v) The Registration Statement and the Prospectus and
                    any further amendments and supplements thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel has no reason to believe that, except to the extent that any statement in, or omissions from, the Transocean S-4 or the documents filed by Transocean and incorporated by reference into the Transocean S-4, relate to Transocean or its subsidiaries (as opposed to the Issuer or its subsidiaries) (such statements or omissions collectively, "Transocean Information"), as of its effective date, the Registration Statement or any further amendment thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                           (vi) Except as described in the Prospectus and except
                    as would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries, to the best of such counsel's knowledge (after reasonable investigation): (A) neither the Issuer nor any of its subsidiaries is in violation of any Environmental Laws; (B) each of the Issuer and its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements; (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Issuer or any of its subsidiaries; and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or any governmental agency or instrumentality, against or affecting the Issuer or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

                           (vii) Each of the Issuer's significant subsidiaries
                    (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) and the Issuer's subsidiaries that have net assets in excess of $100 million (all such subsidiaries together, the "Significant Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Significant Subsidiaries has full corporate power and authority to own its properties and conduct its business as presently conducted and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place in which such subsidiary owns or leases property or where the nature of its properties or the conduct of its business otherwise requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries; and

                           (viii) All of the issued shares of capital stock of
                    each Significant Subsidiary of the Issuer have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and for minority interest shares as set forth in the Prospectus) are owned directly or indirectly by the Issuer, and to such counsel's knowledge, are owned free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Issuer or its subsidiaries; provided that they shall state that they believe that both you and they are justified in relying upon such opinions and certificates).

               (d) Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Issuer, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Issuer is a corporation duly organized,
                    validly existing and in good standing under the laws of the State of Delaware. The Issuer has full corporate power and authority to own its properties and conduct its business as presently conducted and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place in which the Issuer owns or leases property or where the nature of its properties or the conduct of its business otherwise requires such registration or qualification, except where the failure to so register or qualify would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Issuer and its subsidiaries;

                           (ii) The Issuer has the requisite corporate power and
                    authority and has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, the Issuer;

                           (iii) The Issuer has an authorized capitalization as
                    set forth in the Prospectus, and all of the issued shares of capital stock of the Issuer (including the Shares) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

                           (iv) No consent, approval, authorization, order,
                    registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Issuer of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by you;

                           (v) The Issuer is not, nor will be as a result of the
                    offering and sale of the Shares, an "investment company" under the Investment Company Act, or controlled by an entity required to be registered under the Investment Company Act as an "investment company";

                           (vi) The statements set forth in the Prospectus under
                    the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

                           (vii) The documents incorporated by reference in the
                    Prospectus (other than the Transocean S-4 and the documents filed by Transocean and incorporated by reference in the Transocean S-4, and the financial statements and related schedules in any such documents, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents (including for this purpose the Transocean S-4 and the documents filed by Transocean and incorporated by reference in the Transocean S-4), when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

                           (viii) The Registration Statement and the Prospectus
                    and any further amendments and supplements thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (vi) of this section 6(d), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact (including, in each case, with respect to Transocean Information) required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Issuer prior to the Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact (including, in each case, with respect to Transocean Information) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

               (e) Eric B. Brown, Vice President and General Counsel of Transocean, shall have furnished to you his written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           The Transocean S-4 and the documents filed by
                    Transocean and incorporated therein by reference (other than the financial statements and related schedules therein, the notes thereto and the auditor's reports thereon, the other financial data included or incorporated by reference therein, or omitted therefrom, the exhibits thereto, the filings with the Commission by the Issuer incorporated by reference therein and any other statements in, or omissions from, the Transocean S-4 that relate to the Issuer or its subsidiaries, as to which such counsel need express no opinion), in the case of the Transocean S-4, as of its effective date (or the date of such opinion if the Transocean S-4 is not effective as of such date), and in the case of the documents filed by Transocean and incorporated therein by reference, as of their respective filing dates, complied as to form in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; Such counsel has participated in conferences with officers and other representatives of Transocean, representatives of the independent public accountants of Transocean, representatives of you and counsel to you at which the contents of the Transocean S-4 and related matters were discussed. Although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Transocean S-4, such counsel advises you that on the basis of the foregoing (relying as to materiality in part upon statements of officers or other representatives of Transocean) no facts have come to such counsel's attention that lead him to believe that the Transocean S-4 (other than the financial statements and related schedules therein, the notes thereto and the auditor's reports thereon, the other financial data included or incorporated by reference therein, or omitted therefrom, the exhibits thereto, the filings with the Commission by the Issuer incorporated by reference therein and any other statements in, or omissions from, the Transocean S-4 that relate to the Issuer or its subsidiaries, as to which such counsel need express no opinion), as of its effective date (or the date of such opinion if the Transocean S-4 is not effective as of such date), contained an untrue statement of a material fact or omitted a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

               (f) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Time of Delivery, as the case may be, in form and substance satisfactory to you, from each of Arthur Andersen LLP (with respect to the Issuer and its subsidiaries) and Ernst & Young LLP and PricewaterhouseCoopers LLP (with respect to Transocean and its subsidiaries) delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto); provided that each of the letters delivered at the Time of Delivery shall use a "cut-off date" not earlier than the date hereof;

         (g) (i) Neither the Issuer nor Transocean, nor any of their respective subsidiaries, shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus or the Transocean S-4, as the case may be, there shall not have been any change in the capital stock (or capital, in the case of Transocean) or long-term debt of the Issuer or Transocean or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Issuer or Transocean or any of their respective subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

               (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock of the Issuer or Transocean by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer's debt securities or preferred stock;

               (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Issuer's or Transocean's securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or any change in financial markets or any calamity or crisis, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

               (j) The Shares to be sold at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

               (k) The Issuer shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

               (l) The Issuer shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Issuer satisfactory to you as to the accuracy of the representations and warranties of the Issuer herein at and as of such Time of Delivery, as to the performance by the Issuer of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

         7. (a) The Issuer will indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact, including without limitation with respect to Transocean Information, contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact, including without limitation with respect to Transocean Information, required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by you expressly for use therein.

         (b) You will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by you expressly for use therein; and you will reimburse the Issuer for any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and you on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls you within the meaning of the Act; and your obligations under this Section 7 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuer and to each person, if any, who controls the Issuer within the meaning of the Act.

         8. The respective indemnities, agreements, representations, warranties and other statements of the Issuer and you, as set forth in this Agreement or made by or on behalf of the issuer or you, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any controlling person of you, or the Issuer, or any officer or director or controlling person of the Issuer, and shall survive delivery of and payment for the Shares.

         9. If this Agreement shall be terminated for any reason or the Shares are not delivered by or on behalf of the Issuer as provided herein, other than as a result of a default in your obligation to purchase the shares (except in a situation where any of the conditions set forth in Section 6 has not been satisfied), the Issuer will reimburse you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by you in making preparations for the purchase, sale and delivery of the Shares, but the Issuer shall not then be under any further liability to you except as provided in Sections 5 and 7 hereof.

         10. All statements, requests, notices and agreements hereunder shall be in writing, and if to you shall be delivered or sent by mail, telex or facsimile transmission to you at [address]; and if to the Issuer shall be delivered or sent by mail to the address of the Issuer set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         11. This Agreement shall be binding upon, and inure solely to the benefit of, you, the Issuer and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Issuer and each person who controls the Issuer or you, and your and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from you shall be deemed a successor or assign by reason merely of such purchase.

         12. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         13. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         14. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Issuer.


                                            Very truly yours,

                                            R&B FALCON CORPORATION

                                            By: /s/ Tim W. Nagle
                                                Name: Tim W. Nagle
                                                Title: Executive Vice President


Accepted as of the date hereof:


GOLDMAN, SACHS & CO.

By:  /s/ Goldman, Sachs & Co.
     Goldman, Sachs & Co.